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                                                                    Exhibit 23.4
                      [STOUT RISIUS ROSS, INC. LETTERHEAD]

February 25, 2002

The Board of Directors
Kentucky River Coal Corporation
C/O Mr. Fred N. Parker
200 West Vine Street, Suite 8-K
Lexington, KY  40507

Ladies and Gentlemen,

We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Kentucky River Coal Corporation ("KRCC"), dated February 13, 2002, under the captions "Opinion of Stout Risius Ross" and "Background of the Restructuring", and to the inclusion of such opinion letter as Appendix F to the Proxy Statement as part of the Registration Statement on Form S-4 of Kentucky River Coal Corporation. By giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


Sincerely,

/s/ Jack F. DiFranco

Jack F. DiFranco
Managing Director